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Exhibit 1.1

1,900,000 Shares (1)

BARRETT BUSINESS SERVICES, INC.

Common Stock

UNDERWRITING AGREEMENT

(1)
Plus an option to purchase up to 285,000 additional shares to cover over-allotments.

                        , 2005

Roth Capital Partners, LLC
The Seidler Companies Incorporated
        As Representatives of the Several Underwriters Named in Schedule I hereto
c/o Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, CA 92660

Ladies and Gentlemen:

        Barrett Business Services, Inc., a Maryland corporation ("Company"), proposes to issue and sell to the several Underwriters (as defined below) 1,700,000 shares of its common stock (the "Common Stock"). Nancy B. Sherertz and William W. Sherertz (each a "Selling Stockholder" and together the "Selling Stockholders") propose to sell to the several Underwriters 125,000 shares and 75,000 shares, respectively, of the Common Stock held by them. It is understood that, subject to the conditions hereinafter stated, the 1,900,000 shares of Common Stock being sold by the Company and the Selling Stockholders (collectively, the "Firm Securities") will be sold to the several underwriters named in Schedule I hereto (the "Underwriters") in connection with a public offering of the Securities (as defined below). In addition, as set forth below, the Company proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 285,000 additional shares of Common Stock (the "Optional Securities"). The Firm Securities and the Optional Securities are hereinafter called the "Securities". Roth Capital Partners, LLC ("RCP") and The Seidler Companies Incorporated shall act as representatives (the "Representatives") of the several Underwriters. The Company understands that the Underwriters propose to make a public offering of the Securities (the "Offering") as soon as the Underwriters deem advisable after this Underwriting Agreement (the "Agreement") has been executed and delivered. As used in this Agreement, the terms "you" or "your" refer to the Representatives.

        In consideration of the foregoing and the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the Company, the Selling Stockholders and the Underwriters agree as follows:.

        1.    Company's Representations and Warranties.    The Company represents and warrants to, and agrees with, each Underwriter that:

          (a) A registration statement on Form S-2 (File No. 333-126496) with respect to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement and any amendments, and all forms of the related prospectuses contained therein, have been delivered to you. Such registration statement, including the prospectus, Part II, any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended at the time when it shall become effective, is herein referred to as the "Registration Statement", and the prospectus included as part of the Registration Statement on file with the Commission when it shall become effective or, if the procedure in Rule 430A of the Rules and Regulations (as defined below) is followed, the prospectus that discloses all the information that was omitted from the prospectus on the effective date pursuant to such Rule 430A, and in either case, together with any changes contained in any prospectus filed with the Commission by the Company with your consent after the effective date of the Registration Statement, is herein referred to as the "Final Prospectus". If the procedure in Rule 430A is followed, the prospectus included as part of the Registration Statement on the date when the Registration Statement became effective is referred to herein as the "Effective Prospectus". Any prospectus included in the Registration Statement of the Company and in any amendments thereto prior to the effective date of the Registration Statement is referred to herein as a "Pre-Effective Prospectus". If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (including the exhibits thereto, the "Rule 462 Registration Statement"), then any reference herein to the Registration Statement shall also be deemed to include such Rule 462 Registration Statement. Reference made herein to any Pre-Effective Prospectus, Effective Prospectus or to the Final Prospectus, as amended or supplemented (each a "Prospectus" and collectively, the "Prospectuses"), shall include all documents and information incorporated by reference therein. For purposes of this Agreement, the term "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable.

          (b)   No order preventing or suspending the use of any Pre-Effective Prospectus has been issued by the Commission and each Pre-Effective Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Pre-Effective Prospectus made in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

          (c)   When the Registration Statement becomes effective and as of each Closing Date (as defined in Section 4), the Registration Statement, any post-effective amendment thereto, the Effective Prospectus and the Final Prospectus, as amended or supplemented, shall conform in all material respects to the requirements of the Securities Act and the Rules and Regulations. At the time the Registration Statement becomes effective, the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Effective Prospectus, at the time the Registration Statement becomes effective, and the Final Prospectus, at the time the Registration Statement becomes effective and as of each Closing Date (unless the term "Final Prospectus" refers to a prospectus which has been provided to the Underwriters for use in connection with the Offering which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use), will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations, warranties and agreements in this paragraph shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. There is no contract or document required to be described in the Registration Statement or Effective

  Prospectus or Final Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

          (d)   The documents which are incorporated by reference in the Effective Prospectus or Final Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations. No such documents when they were filed (or, if amendments with respect to such documents were filed, when such amendments were filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (e)   PricewaterhouseCoopers LLP, whose report appears in the Effective Prospectus and the Final Prospectus, are independent certified public accountants as required by the Securities Act and the Rules and Regulations. The financial statements and schedules (including the related notes) included or incorporated by reference in the Registration Statement, any Pre-Effective Prospectus or the Effective Prospectus or Final Prospectus, present fairly the financial condition, the results of the operations and changes in financial condition of the entities purported to be shown thereby at the dates or for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial, operating and statistical data set forth in the Effective Prospectus and Final Prospectus under the captions "Prospectus Summary", "Selected Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly present, when read in conjunction with the Company's financial statements and the related notes and schedules and on the basis stated in the Registration Statement, the information set forth therein.

          (f)    Each of the Company and its Subsidiaries (as defined in Section 15 hereof) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Effective Prospectus and Final Prospectus, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary. Each of the Company and its Subsidiaries is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect (except where any failure to do so would not have a material adverse effect on the condition (financial or otherwise), business, prospects, properties or results of operations of the Company and its Subsidiaries considered as a whole ("Material Adverse Effect")); and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certificate or order which, individually or in the aggregate, if the subject of an unfavorable decision, would have, individually or in the aggregate, a Material Adverse Effect.

          (g)   The capitalization of the Company is as set forth under the caption "Capitalization" in the Effective Prospectus and Final Prospectus, and the Common Stock conforms to the description thereof contained under the caption "Description of Our Capital Stock" in the Effective Prospectus and Final Prospectus; the outstanding shares of Common Stock have been, and the Securities, upon issuance and delivery and payment therefor in the manner herein described, will be, duly authorized, validly issued, fully paid and nonassessable. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's articles of incorporation, by-laws or other governing documents or any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement and the Registration Statement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. All of the outstanding shares of capital stock or other ownership interests of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance or security interest. Other than the Subsidiaries listed on Schedule II hereto, the Company does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.

          (h)   Subsequent to the respective dates as of which information is given in the Effective Prospectus and the Final Prospectus, and except as described or contemplated in the Effective Prospectus and Final Prospectus: (i) neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such Subsidiary, as the case may be; (ii) there has not been any material adverse change in the condition (financial or otherwise), or any adverse development which materially affects, the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries considered as a whole; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (i)    Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery hereof or consummation of the transactions contemplated hereby result in a violation of, or constitute a default under, the articles of incorporation, bylaws or other governing documents of the Company or any of its Subsidiaries, or any agreement, contract, mortgage, deed of trust, loan agreement, note, lease, indenture or other instrument, to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will the performance by the Company of its obligations hereunder violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries. Except for permits and similar authorizations required under the Securities Act and for such permits and authorizations which have been obtained, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement.

          (j)    This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by general equitable principles and except to the extent that the indemnification and contribution provisions may be limited by federal or state securities laws and public policy considerations in respect thereof.

          (k)   Neither the Company nor any of its Subsidiaries owns any real property. The Company and its Subsidiaries have good and marketable title to all personal property owned by them, in each case clear of all liens, encumbrances and defects except such as are described or referred to in the Effective Prospectus and Final Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiaries.

          (l)    Except as disclosed in the Effective Prospectus and Final Prospectus, there is no pending action, suit or proceeding (governmental or otherwise) against or affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities or are required to be disclosed in the Effective Prospectus and Final Prospectus; and no such actions, suits or proceedings have been or are threatened or, to the Company's knowledge, contemplated.

          (m)  Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject which violation might have a Material Adverse Effect.

          (n)   The Company has not taken and may not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Securities.

          (o)   The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns, and all such tax returns are complete and correct in all material respects, and the Company and its Subsidiaries have not failed to pay any taxes which were payable pursuant to said returns or any assessments with respect thereto. Other than state business and/or organization taxes which would not, individually or in the aggregate, have a Material Adverse Effect, the Company has no knowledge of any tax deficiency or deficiencies which has or have been, or is or are likely to be, threatened or asserted against the Company or its Subsidiaries.

          (p)   The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (q)   The Company and its Subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, directors' and officers' insurance, reinsurance, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially adversely affect the business, business prospects, properties, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries.

          (r)   Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its Subsidiaries for employees or former employees of the Company or any of its Subsidiaries has been maintained in compliance with its respective terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect. Each employee benefit plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service ("IRS") a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the IRS for such a determination letter prior to the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for a determination letter and to make any amendments necessary to obtain a favorable determination. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency", as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

          With respect to each employee benefit plan, the Company and each Subsidiary has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder, (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the temporary regulations thereunder, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has any material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. Neither the Company nor any of its Subsidiaries are parties to a retiree medical plan.

          (s)   Neither the Company nor any of its Subsidiaries nor, to the best of the Company's knowledge, any of its directors, officers, employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, federal or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (t)    There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any stockholder who owns beneficially more than five percent (5%) of the Common Stock or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Final Prospectus.

          (u)   No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required by the Securities Act or the Exchange Act or the Rules and Regulations to be described in the Registration Statement and the Final Prospectus that is not described as so required.

          (v)   The Company has not distributed, and will not distribute prior to the later of (i) the First Closing Date, or the Option Closing Date if applicable, and (ii) completion of the distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than any Pre-Effective Prospectus, the Final Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

          (w)  The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (x)   The conditions for use of Form S-2, set forth in the General Instructions thereto, have been satisfied.

          (y)   Except as disclosed in the Prospectuses, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or, to the Company's knowledge, any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this Offering.

          (z)   There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

          (aa) All offers and sales of capital stock of the Company prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Securities Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

          (bb) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is approved for quotation on the Nasdaq National Market ("Nasdaq"). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or quotation.

          (cc) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except such as have been obtained and made under the Securities Act and such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under state securities laws or the laws of any foreign jurisdiction.

          (dd) The execution, delivery and performance of this Agreement, and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, except for such breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, or (ii) any agreement or instrument to which the Company is a party or by which the Company is bound, except for such breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) the articles of incorporation or by-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

          (ee) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

          (ff)  Each of the executive officers and directors of the Company have executed a lockup letter in form and substance satisfactory to counsel for the Underwriters ("Lockup Letter").

          (gg) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

          (hh) If any full-time employee identified in the Prospectus has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company or its Subsidiaries, such employee is neither in violation thereof nor is expected to be in violation thereof as a result of the business conducted or expected to be conducted by the Company or its Subsidiaries as described in the Prospectus or such person's performance of his or her obligations to the Company or any Subsidiary. To the Company's knowledge, no other full-time employee and no consultant or advisor of the Company or any Subsidiary (individually, a "Consultant" and collectively "Consultants") is in violation of any non-competition, non-disclosure, confidentiality or similar agreement between such person and any party other than the Company or a Subsidiary.

          (ii)   Each employee of the Company or its Subsidiaries and each Consultant engaged by or on behalf of the Company or any of its Subsidiaries to render services for the Company or any of its Subsidiaries has entered into an agreement with the Company or such Subsidiary, as the case may be, providing for terms and conditions of non-disclosure and confidentiality in connection with such services ("Non-Disclosure Agreements"), except where the failure to enter into such agreements does not or would not have a Material Adverse Effect. Assuming due authorization, execution and delivery of the Non-Disclosure Agreements by each employee and Consultant, the Non-Disclosure Agreements are the legal, valid, binding and enforceable instruments of such employees and Consultants, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting rights generally or by general equitable principles and rules of law governing specific performance estoppel, waiver, injunctive relief, and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (jj)  The Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "Intellectual Property Rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (kk) Except as disclosed in the Prospectuses, neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

          (ll)   Except as described in the Registration Statement or the Prospectuses, neither the Company nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement or the Prospectuses, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company, any Subsidiary or any other party to any such contract or agreement.

          (mm) The information contained in the Registration Statement and the Prospectuses regarding the Company's expectations, plans and intentions, and any other information that constitutes "forward-looking" information within the meaning of the Securities Act and the Exchange Act were made by the Company on a reasonable basis and reflect the Company's good faith belief and/or estimate of the matters described therein.

          (nn) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater security holders.

          (oo) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such section if prior to the completion of the distribution of the Securities it commences doing such business.

          (pp) Any certificate signed by any officer of the Company in his or her capacity as such and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities contemplated hereby shall be deemed a representation and warranty by the Company to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

        2.    Selling Stockholders' Representations and Warranties.    Each Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

          (a)   Such Selling Stockholder has full power to enter into this Agreement and to sell, assign, transfer and deliver to the Underwriters the Securities to be sold by such Selling Stockholder hereunder (the "Selling Stockholder Shares") in accordance with the terms of this Agreement. This Agreement has been duly executed and delivered by such Selling Stockholder.

          (b)   Such Selling Stockholder has duly executed and delivered a custody agreement (with respect to such Selling Stockholder, the "Custody Agreement"), in the form heretofore delivered to the Representatives, appointing Mellon Investor Services LLC as custodian thereunder (the "Custodian"). The Selling Stockholder Shares have been deposited with the Custodian pursuant to the Custody Agreement for the purpose of delivery pursuant to this Agreement. To the extent such Selling Stockholder Shares are represented by certificates, certificates in negotiable form, endorsed in blank or accompanied by blank stock powers duly executed, with signatures appropriately guaranteed, have been deposited with the Custodian.

          (c)   Such Selling Stockholder has full power to enter into the Custody Agreement and to perform his or her obligations under the Custody Agreement. The Custody Agreement has been duly executed and delivered by such Selling Stockholder and, assuming due authorization, execution and delivery by the Custodian, is the legal, valid, binding and enforceable instrument of such Selling Stockholder, except as the indemnification and contribution provisions may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' right generally or by general equitable principles. Such

  Selling Stockholder agrees that each of the Selling Stockholder Shares on deposit with the Custodian is subject to the interests of the Underwriters hereunder, and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or the Custody Agreement, by any act of such Selling Stockholder, by operation of law or otherwise, whether in the case of any individual Selling Stockholder by the death or incapacity of such Selling Stockholder, in the case of a trust or estate by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or in the case of a corporate or partnership Selling Stockholder by its liquidation or dissolution or by the occurrence of any other event. If any individual Selling Stockholder, trustee or executor should die or become incapacitated or any such trust should be terminated, or if any corporate or partnership Selling Stockholder shall liquidate or dissolve, or if any other event should occur, before the delivery of such shares hereunder, the shares deposited with the Custodian shall be delivered by the Custodian in accordance with the respective terms and conditions of this Agreement as if such death, incapacity, termination, liquidation or dissolution or other event had not occurred, regardless of whether the Custodian shall have received notice thereof.

          (d)   Such Selling Stockholder is the lawful owner of the Selling Stockholder Shares and upon sale and delivery of, and payment for, such shares, as provided herein, such Selling Stockholder will convey good and marketable title to such shares, free and clear of any security interests, liens, encumbrances, equities, claims or other defects.

          (e)   Such Selling Stockholder has not, directly or indirectly, (i) taken any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the sale of Selling Stockholder Shares by the Selling Stockholders under this Agreement).

          (f)    The information contained in the Registration Statement, any Pre-Effective Prospectus, the Final Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company by such Selling Stockholder, as such information may be amended or supplemented as of the First Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; such Selling Stockholder has reviewed the Final Prospectus and the Registration Statement and nothing has come to the attention of the Selling Stockholder that would lead such Selling Stockholder to believe that the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g)   The sale of the Selling Stockholder Shares to the Underwriters by such Selling Stockholder pursuant to this Agreement, the compliance by such Selling Stockholder with the other provisions of this Agreement, the Custody Agreement and the consummation of the other transactions herein contemplated do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and, if the Registration Statement is not effective under the Securities Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Securities Act, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of or constitute a default under (A) any indenture, mortgage, deed of trust, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of such Selling Stockholder's properties are bound, or (B) any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to such Selling Stockholder.

          (h)   Such Selling Stockholder (i) has carefully reviewed the representations and warranties of the Company contained in this Agreement and has no reason to believe that such representations and warranties are untrue or incorrect; (ii) is familiar with the Registration Statement and the Final Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Final Prospectus which has had or may have a Material Adverse Effect and (iii) is not prompted to sell Shares by any information concerning the Company which is not set forth in the Registration Statement or the Final Prospectus.

          (i)    All material information with respect to such Selling Stockholder contained in the Registration Statement and the Final Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) complied and will comply in all material respects with all applicable provisions of the Securities Act and the Rules and Regulations, contains and will contain all statements of material fact required to be stated therein in accordance with the Securities Act and the Rules and Regulations, and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (j)    Other than as permitted by the Securities Act and the Rules and Regulations, such Selling Stockholder has not distributed and will not distribute any Prospectuses or any other offering material in connection with the offering and sale of the Securities.

          (k)   Such Selling Stockholder has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the offering and sale of the Selling Stockholder Shares.

          (l)    Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the Offering.

          (m)  Such Selling Stockholder does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than (i) those described in the Registration Statement and the Final Prospectus and (ii) options granted under the Company's option plans, which options are not required to be described in the Registration Statement or the Final Prospectus.

          (n)   Such Selling Stockholder is not a member of or an affiliate of or associated with any member of the NASD.

        3.    Purchase of the Securities by the Underwriters.

          (a)   Subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Company agrees to issue and sell, and the Selling Stockholders agree to sell, to the Underwriters 1,700,000 shares and 200,000 shares (125,000 shares by Nancy Sherertz and 75,000 shares by William Sherertz), respectively, of Common Stock, and each of the Underwriters agrees, severally and not jointly, to purchase the number of Firm Securities set forth opposite such Underwriter's name in Schedule I hereto, subject to adjustment in accordance with Section 9 hereof. The purchase price for the Securities shall be $        per share. The Underwriters agree to offer the Firm Securities to the public as set forth in the Final Prospectus.

          (b)   The Company hereby grants to the Underwriters an option to purchase from the Company, solely for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Securities, all or any portion of the Optional Securities for a period of thirty (30) days from the date hereof at the purchase price per share set forth above. Optional Securities shall be purchased from the Company, severally and not jointly, for the accounts of the several Underwriters in proportion to the number of Firm Securities set forth opposite such Underwriter's name in Schedule I hereto, except that the respective purchase obligations of each Underwriter shall be adjusted by you so that no Underwriter shall be obligated to purchase fractional Optional Securities. No Optional Securities shall be sold and delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.

        4.    Delivery of and Payment for Securities.    Delivery of the Firm Securities (and the Optional Securities, if the option to purchase the same is exercised on or before the third Business Day (as defined in Section 15 hereof) prior to the First Closing Date) (as defined below) to be purchased by the Underwriters from the Company and the Selling Stockholders and payments therefor shall be made on the third full Business Day following the date hereof or, if the pricing of the Securities occurs after 4:30 p.m., New York City time, on the fourth full Business Day thereafter, or at such other date as shall be determined by you and the Company (the "First Closing Date").

        The option to purchase Optional Securities granted in Section 3 hereof may be exercised during the term thereof by written notice to the Company from you. Such notice shall set forth the aggregate number of Optional Securities as to which the option is being exercised and the time and date, not earlier than either the First Closing Date or the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date of such exercise, as determined by you, when the Optional Securities are to be delivered (the "Option Closing Date"). The First Closing Date and the Option Closing Date are herein individually referred to as the "Closing Date" and collectively referred to as the "Closing Dates".

        Delivery of the Securities shall be made by or on behalf of the Company and the Selling Stockholders to you, for the respective accounts of the Underwriters, against payment by you, for the several accounts of the Underwriters, of the purchase price therefor by (i) federal funds wire transfer or (ii) certified or official bank check payable in next day funds. The Securities shall be registered in such names and denominations as you shall have requested at least two full Business Days prior to the applicable Closing Date. Time shall be of the essence and delivery at the time specified in this Agreement is a further condition to the obligations of each Underwriter.

        5.    Company Covenants.    The Company covenants and agrees with each Underwriter that:

          (a)   The Company shall use its best efforts to cause the Registration Statement to become effective under the Securities Act and, if the procedure in Rule 430A of the Rules and Regulations is followed, comply with the provisions of and make all requisite filings with the Commission pursuant to such Rule and to notify you promptly (in writing, if requested) of all such filings. The Company shall notify you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Effective Prospectus or the Final Prospectus or for additional information; the Company shall prepare and file with the Commission, promptly upon your request, any amendments of or supplements to the Registration Statement or Effective Prospectus or the Final Prospectus which, in your opinion, may be necessary or advisable in connection with the distribution of the Securities, provided that the preparation of such amendments or supplements shall be at your expense if such a request is given nine months or more after the effective date of the Registration Statement; and the Company may not file any amendment of or supplement to the Registration Statement or the Effective Prospectus or the Final Prospectus, or file any document under the Exchange Act before the termination of the Offering by the Underwriters if such document would be deemed to be incorporated by reference into the Effective Prospectus or the Final Prospectus, which is not approved by you after reasonable notice thereof, provided that such approval may not be unreasonably withheld or delayed. The Company shall advise you promptly of the issuance by the Commission or any state or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Pre-Effective Prospectus or the Effective Prospectus or Final Prospectus or suspending the qualification of the Securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose; and the Company shall use its best efforts to prevent the issuance of any stop order or other such order and, should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

          (b)   The Company shall furnish to the Underwriters, from time to time and without charge, copies of the Registration Statement (including exhibits) and all amendments and supplements to any of such Registration Statement (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Effective Prospectus or the Final Prospectus), in each case as soon as available and in such quantities as you may from time to time reasonably request.

          (c)   Within the time during which a Final Prospectus relating to the Securities is required to be delivered under the Securities Act, the Company shall comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Final Prospectus. If during such period any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act, the Company shall promptly notify you and shall amend the Registration Statement or supplement the Final Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

          (d)   The Company shall take or cause to be taken all necessary action and furnish to whomever you may direct such information as may be required in qualifying the Securities for sale under the laws of such jurisdictions which you shall designate and to continue such qualifications in effect for as long as may be necessary for the distribution of the Securities; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, or to execute a general consent for service of process.

          (e)   The Company shall make generally available to its securityholders, in the manner contemplated by Rule 158(b) under the Securities Act, as soon as practicable but in any event not later than 60 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement which will comply with Section 11(a) of the Securities Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

          (f)    The Company will not, during the 180 days following the effective date of the Registration Statement, except with your prior written consent, offer for sale, contract to sell, sell, issue, distribute, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock or register for sale under the Securities Act any shares of Common Stock otherwise than in accordance with this Agreement or as contemplated in the Final Prospectus; provided, however, that the Company may issue, or grant options to purchase, shares of Common Stock (i) pursuant to any option plan existing on the date hereof or (ii) in connection with acquisitions of businesses.

          (g)   The Company shall deliver to the Underwriters or their counsel a Lockup Letter duly executed by each officer and director of the Company.

          (h)   The Company shall apply the net proceeds of the sale of the Securities in the manner specified in the Prospectus under the heading "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

          (i)    The Company will furnish to its securityholders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. During the period of five years from the date hereof, the Company will deliver to you and, upon request, to each of the other Underwriters, copies of each annual report of the Company and each other report furnished by the Company to its securityholders and will deliver to you, as soon as they are available, copies of any other reports (financial or otherwise) which the Company shall publish or otherwise make available to any of its securityholders as such, and as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or the NASD.

          (j)    The Company will timely file all notices, applications and other documents required by Nasdaq with respect to the Securities and will cause the Securities to be included for quotation on Nasdaq.

          (k)   If the Company elects to rely on Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the Securities Act by the earlier of (i) 10:00 p.m., New York City time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

          (l)    In the event that the sale of the Firm Securities to the Underwriters is consummated, the Company shall pay to the Underwriters at the First Closing Date (and at the Optional Closing Date, if applicable) a non-accountable expense allowance equal to three-fourths of a percent (0.75%) of the gross proceeds of the Offering (which gross proceeds shall equal the public offering price, as set forth on the cover page of the Final Prospectus (the "Public Offering Price") multiplied by the total number of shares of Common Stock sold to the Underwriters on such Closing Date). In addition and irrespective of whether the transactions contemplated by this Agreement are consummated, the Company shall reimburse the Underwriters upon request for reasonable out-of-pocket travel expenses of the Underwriters actually incurred in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder, provided that any expense item exceeding $5,000 must have been submitted in advance for approval by the Company. In the event this Agreement does not become effective or is terminated or the sale of the Firm Securities to the Underwriters is not consummated, the Company shall not be obligated to pay the non-accountable expense allowance described above; however, notwithstanding the foregoing, the Company shall reimburse the Underwriters upon request for reasonable out-of-pocket expenses (including fees and disbursements of counsel) actually incurred in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Company acknowledges and agrees that it will be responsible for and shall pay or cause to be paid all costs and expenses incident to the purchase, sale and delivery of the Securities (but excluding costs and expenses of the Underwriters except as set forth above and the costs and expenses of Selling Stockholders), including, without limitation, (i) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Securities, (ii) all fees and expenses (including, without limitation, fees and expenses of the Company's accountants and counsel) relating to the preparation, printing, filing, delivery and shipping of documents relating to the Offering, (iii) all filing fees incurred in connection with the qualification, if any, of the Securities for sale under state securities laws, (iv) the filing fee of the NASD, (v) any applicable listing fees, (vi) the cost of printing certificates representing the Securities, (vii) the cost and charges of any transfer agent or registrar and the fees and expenses of the Custodian, and (viii) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise provided for in this section.

          (m)  If an electronic offering will be made, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to you an "electronic prospectus" to be used by the Underwriters in connection with the offering and sale of the Securities. As used herein, the term "electronic prospectus" means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to you, that may be transmitted electronically by you and the other Underwriters to offerees and purchasers of the Securities for at least the period during which a prospectus relating to the Securities is required to be delivered under the Securities Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to you, that will allow investors to store and have continuously ready access to the prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Securities is required to be delivered under the Securities Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the prospectus.

        6.    Selling Stockholder Covenants.    Each of the Selling Stockholders covenants and agrees with each of the Underwriters that:

          (a)   Such Selling Stockholder will not, directly or indirectly, (i) take any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) (A) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the sale of Securities by the Selling Stockholders under this Agreement).

          (b)   If, at any time prior to the date on which the distribution of the Securities as contemplated herein and in the Final Prospectus has been completed, as determined by the Representatives, such Selling Stockholder has knowledge of the occurrence of any event as a result of which the Final Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, such Selling Stockholder will promptly notify the Company and the Representatives.

          (c)   Such Selling Stockholder agrees with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of his or her obligations under this Agreement which are not otherwise specifically provided for herein, including, but not limited to, (i) fees and expenses of counsel and other advisors for such Selling Stockholder, and (ii) expenses and taxes incident to the sale and delivery of the Selling Stockholder Shares to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian).

          (d)   Such Selling Stockholder acknowledges the receipt of valuable consideration under this Agreement in connection with the sale of the Securities hereunder and agrees to be bound by all terms of this Agreement applicable to such Selling Stockholder and to deliver to the Company or the Underwriters such documentation as the Company or the Underwriters or any of their respective counsel may reasonably request in order to effectuate any of the provisions of this Agreement.

        7.    Conditions of Underwriters' Obligations.    The respective obligations of the several Underwriters hereunder are subject to the accuracy, at and as of the date hereof and each Closing Date (as if made at such Closing Date), of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions:

          (a)   The Registration Statement and all post-effective amendments thereto shall have become effective not later than 5:00 p.m., New York time, on the date hereof, or, with your consent, at a later time and date, not later, however, than 5:00 p.m., New York time, on the first Business Day following the date hereof, or at such later date and time as may be approved by a majority in interest of the Underwriters; if the Company has elected to rely on Rule 462(b), the Rule 462(b) Registration Statement shall have become effective not later than the earlier of (i) 10:00 p.m., New York City time, on the date hereof, or (ii) at such later date and time as may be approved by a majority in interest of the Underwriters; all filings required by Rule 424 and Rule 430A of the Rules and Regulations have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued; no proceedings for the issuance of such an order shall have been initiated or, to the knowledge of the Company, threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been disclosed to you and complied with to your satisfaction.

          (b)   No Underwriter shall have advised the Company that (i) the Effective Prospectus or Final Prospectus, or any supplement thereto, contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c)   On each Closing Date, you shall have received from Dorsey & Whitney LLP, counsel for the Underwriters, such opinion or opinions with respect to the validity of the Securities and other related matters and such counsel shall have received such papers and information from the Company as they request to enable them to pass upon such matters.

          (d)   On each Closing Date there shall have been furnished to you the opinion (addressed to the Underwriters) of Miller Nash LLP, counsel for the Company, dated such Closing Date and in form and substance satisfactory to counsel for the Underwriters and stating that it may be relied upon by counsel for the Underwriters in giving their opinion.

          (e)   On the First Closing Date, there shall have been furnished to you the opinions (addressed to the Underwriters) of counsels for the Selling Stockholders (Tonkon Torp LLP for Nancy Sherertz; Brownstein, Rask, Sweeney, Kerr, Grim, DeSylvia & Hay LLP for William Sherertz), dated such Closing Date and in form and substance satisfactory to counsel for the Underwriters and stating that such opinions may be relied upon by counsel for the Underwriters in giving their opinion.

          (f)    On the date of this Agreement and on each Closing Date you shall have received a letter of PricewaterhouseCoopers LLP, dated the date hereof or such Closing Date, as applicable, and addressed to you, in form and substance previously approved by you, confirming that they are independent certified public accountants with respect to the Company and its Subsidiaries within the meaning of the Securities Act and the Rules and Regulations, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated in the Effective Prospectus and the Final Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and confirming the conclusions and findings set forth in such prior letter.

          (g)   There shall have been furnished to you a certificate of the Company, dated such Closing Date and addressed to you, signed by the Chairman of the Board or the Chief Executive Officer and by the Chief Financial Officer (or comparable officer) of the Company to the effect that:

            (i)    The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

            (ii)   No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or are pending or, to their knowledge, contemplated;

            (iii) Any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations have been timely made;

            (iv)  The signers of said certificate have carefully examined the Registration Statement and the Effective Prospectus and the Final Prospectus, and any amendments or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Effective Prospectus and the Final Prospectus), and such documents contain all statements and information required to be included therein; the Registration Statement or any amendment thereto does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Effective Prospectus and the Final Prospectus or any supplements thereto do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (v)   Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Effective Prospectus and the Final Prospectus which has not been so set forth; and

            (vi)  Since the effective date of the Registration Statement, neither the Company nor any of its Subsidiaries has sustained any loss by strike, fire, flood, accident or other calamity (whether or not insured), or has become a party to or the subject of any litigation, which is material to the Company or its Subsidiaries taken as a whole, nor has there been a material adverse change in the general affairs, business, key personnel, capitalization, financial position, earnings or net worth of the Company and its Subsidiaries, whether or not arising in the ordinary course of business, which loss, litigation or change.

          (h)   There shall have been furnished to you a certificate from each Selling Stockholder, signed by such Selling Stockholder, dated the First Closing Date and addressed to you, to the effect that:

            (i)    The representations and warranties of such Selling Stockholders in this Agreement are true and correct, as if made on and as of such Closing Date;

            (ii)   Such Selling Stockholder has complied with all the agreements and satisfied all the conditions to be performed or satisfied by such Selling Stockholder at or prior to such Closing Date; and

            (iii) The information contained in the Registration Statement, any Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company by such Selling Stockholder, as such information may be amended or supplemented as of the Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; such Selling Stockholder has reviewed the Registration Statement and the Final Prospectus and nothing has come to the attention of such Selling Stockholder that would lead such Selling Stockholder to believe that the Final Prospectus, as amended or supplemented as of the Closing Date, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (i)    You shall have been furnished such additional documents and certificates as you may reasonably request.

  All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to counsel for the Underwriters. The Company shall furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request. If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, each Closing Date, by you. Any such cancellation shall be without liability of the Underwriters to the Company. Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

        8.    Indemnification and Contribution.

          (a)   The Company shall indemnify and hold harmless each Underwriter against any loss, claim, damage or liability, joint or several, as incurred, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement made by the Company in Section 1 hereof, or (ii) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus or the Final Prospectus or any electronic prospectus or any amendment or supplement thereto, or (B) in any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof (any such application, documents or information being hereinafter called a "Blue Sky Application"), or (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, or the omission or alleged omission to state in any Pre-Effective Prospectus, the Effective Prospectus or Final Prospectus or any electronic prospectus or any supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, subject to the terms of Section 8(d) of this agreement, shall reimburse each Underwriter for any legal or other reasonable expenses as incurred by such Underwriter in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case the person receiving them shall promptly refund them; except that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company through you by or on behalf of any Underwriter specifically for use in the preparation of the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus or Final Prospectus or any electronic prospectus or any amendment or supplement thereto, or any Blue Sky Application.

          (b)   Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter against any loss, claim, damage or liability, joint or several, as incurred, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement made by such Selling Stockholder in Section 2 hereof, or (ii) any untrue statement or alleged untrue statement of a material fact, based upon information furnished by or on behalf of such Selling Stockholder, contained (A) in the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus or the Final Prospectus or any electronic prospectus or any amendment or supplement thereto, or (B) in any Blue Sky Application, or (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto a material fact required to be stated therein, or necessary to make the statements therein, relating to such Selling Stockholder not misleading, or the omission or alleged omission to state in the Prospectuses or any electronic prospectus or any supplement thereto or in any Blue Sky Application a material fact required to be stated therein, or necessary to make the statements therein, relating to such Selling Stockholder, in light of the circumstances under which they were made, not misleading; and, subject to the terms of Section 8(d) of this agreement, shall reimburse each Underwriter for any legal or other reasonable expenses as incurred by such Underwriter in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case the person receiving them shall promptly refund them; except that such Selling Stockholder shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company through you by or on behalf of any Underwriter specifically for use in the preparation of the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus or Final Prospectus or any electronic prospectus or any amendment or supplement thereto, or any Blue Sky Application.

          (c)   Each Underwriter severally, but not jointly, shall indemnify and hold harmless the Company and the Selling Stockholders against any loss, claim, damage or liability, joint or several, as incurred, to which the Company may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, Pre-Effective Prospectus, the Effective Prospectus or Final Prospectus or any electronic prospectus or any amendment or supplement thereto, or (B) in any Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, or the omission or alleged omission to state in any Pre-Effective Prospectus, the Effective Prospectus or Final Prospectus or any electronic prospectus or any supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that such indemnification shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through you by or on behalf of such Underwriter specifically for use in the preparation thereof; and shall reimburse any legal or other expenses reasonably incurred by the Company or the Selling Stockholders in connection with investigation or defending against any such loss, claim, damage, liability or action.

          (d)   Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action. However, the failure to so notify, or a delay in providing notice to, the indemnifying party shall not relieve the indemnifying party from any liability which it may have to an indemnified party hereunder except to the extent that such failure or delay causes actual harm to the indemnifying party or materially prejudices its ability to defend an action, suit or proceeding on behalf of the indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that you shall have the right to employ counsel to represent you and those other Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or a Selling Stockholder under such subsection if (i) the indemnifying party authorizes such employment in writing or, (ii) in your reasonable judgment, based upon the advice of counsel, you have concluded (A) that there may be legal defenses available to you or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (B) that a conflict or potential conflict exists that makes it impossible or inadvisable for counsel to the indemnifying party to conduct the defense of it and the indemnified parties, and in either such events, the reasonable fees, disbursements and other charges of such separate counsel shall be paid by the Company, provided further that in no event shall the indemnifying party be required to pay fees and expenses for more than one firm of attorneys representing the indemnified parties unless the defense of one indemnified party is unique or separate from that of another indemnified party subject to the same claim or action.

          (e)   If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company or the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in subsection (d) hereof).

          (f)    The obligations of the Company and the Selling Stockholders under this Section 8 shall be in addition to any liability which they may otherwise have, and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability that the respective Underwriters may otherwise have, and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act, in either case, whether or not such person is a party to any action or proceeding.

        9.    Substitution of Underwriters.    If any Underwriter defaults in its obligation to purchase the number of Securities which it has agreed to purchase under this Agreement, the non-defaulting Underwriters shall be obligated to purchase (in the respective proportions which the number of Securities set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total number of Securities set forth opposite the names of all the non-defaulting Underwriters in Schedule I hereto) the Securities which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters shall not be obligated to purchase any of the Securities if the total number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the total number of Firm Securities, and any non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Securities set forth opposite its name in Schedule I hereto purchasable by it pursuant to the terms of Section 3. If the foregoing maximums are exceeded, (a) the non-defaulting Underwriters, and any other underwriters satisfactory to you who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all the Securities. If the non-defaulting Underwriters or the other underwriters satisfactory to you do not elect to purchase the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company except for the payment of expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Sections 5(l) and 6(c) and the indemnity and contribution agreements of the Company, the Selling Stockholders and the Underwriters contained in Section 8 hereof.

        Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If the other underwriters satisfactory to you are obligated or agree to purchase the Securities of a defaulting Underwriter, either you or the Company may postpone the Closing Date for up to five full Business Days in order to effect any changes that may be necessary in the Registration Statement, the Effective Prospectus or the Final Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement or the Effective Prospectus or the Final Prospectus which in your opinion may thereby be made necessary.

        10.    Effective Date and Termination.

          (a)   This Agreement shall become effective at 9:30 a.m., New York City time, on the first full Business Day following the earlier of (i) the date hereof, or (ii) the day on which you release the Firm Securities for sale to the public. Until this Agreement is effective, it may be terminated by the Company or by you by giving notice as hereinafter provided to you or by you by giving notice as hereinafter provided to the Company, except that the provisions of Sections 5(l) and 6(c) and Section 8 shall at all times be effective. For purposes of this Agreement, the release of the Firm Securities for sale to the public shall be deemed to have been made when you release, by telegram or otherwise, firm offers of the Firm Securities to securities dealers or release for publication a newspaper advertisement relating to the Firm Securities, whichever occurs first.

          (b)   Until the First Closing Date, this Agreement may be terminated by you by giving notice as hereinafter provided to the Company, if (i) the Company shall have failed, refused or been unable, at or prior to the First Closing Date, to perform any agreement on its part to be performed hereunder unless the failure to perform any agreement is due to the default or omission by any Underwriter, (ii) any other condition of the obligations of the Underwriters hereunder is not fulfilled; (iii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or The Nasdaq Stock Market or the over-the counter market shall have been suspended or minimum or maximum prices shall have been established on either of such exchanges or such market by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction, (iv) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by such exchange or other regulatory body of governmental authority having jurisdiction, (v) a general banking moratorium shall have been declared by federal or state authorities, (vi) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (vii) there shall have been any downgrading or any notice of intended or potential downgrading in the rating accorded any securities of the Company or its Subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, (viii) there shall have been any material adverse change in general economic, political or financial conditions or the financial markets or if the effect of international conditions on the financial markets in the United States shall be such as, in your judgment, makes it inadvisable to proceed with the delivery of the Securities, or (ix) any attack on, outbreak or escalation of hostilities, declaration of war or act of terrorism involving the United States or any other national or international calamity or emergency if, in your judgment, the effect of any such attack, outbreak, escalation, declaration, act, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the public offering or the delivery of the Securities. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or any Underwriter, except as otherwise provided in Section 5(l) and Section 8 hereof.

          Any notice referred to above may be given at the address specified in Section 12 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

          (c)   This Agreement may also be terminated as provided in Section 9 hereof.

        11.    Survival of Indemnities, Contribution, Warranties and Representations. The indemnity and contribution agreements contained in Section 8 and the representations, warranties and agreements of the Company in Sections 1 and 5 and the representations, warranties and agreements of the Selling Stockholders in Sections 2 and 6 shall survive the delivery of the Securities to the Underwriters hereunder and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

        12.    Notices.    Except as otherwise provided in this Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing addressed and mailed or delivered to the Company at 4724 SW Macadam Avenue, Portland, Oregon 97239, Facsimile No. (503) 220-0987, Attention: Chief Executive Officer; (b) whenever notice is required by the provisions of this Agreement to be given to the Selling Stockholders, such notice shall be in writing addressed and mailed or delivered, if to William Sherertz, to 4724 SW Macadam Avenue, Portland, Oregon 97239, Facsimile No. (503) 220-0987 and, if to Nancy Sherertz, to 27023 Rigby Lot Road, Easton, Maryland 21601, Facsimile No. (      ) with a copy to Tonkon Torp LLP, 888 S.W. 5th Ave, Suite 1600, Portland, Oregon 97204, Attn: George C. Spencer; and (c) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice shall be in writing addressed and mailed or delivered to you in care of Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, Facsimile No. (949) 720-7223, Attention: Joe Schimmelpfennig. Notice, properly addressed as provided above, shall be deemed given to the party to be notified (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient and if a copy of such notice is mailed that same day by registered or certified mail, return receipt requested, postage prepaid (if the facsimile was sent after normal business hours, then notice shall be deemed given on the next business day and a copy must be mailed on the next business day), (iii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

        13.    Information Furnished by Underwriters.    The following statements set forth under the caption "Underwriting" in the Effective Prospectus and the Final Prospectus (except to the extent such statements relate to the Company or sales or dispositions by the Company) constitute the only written information furnished by or on behalf of any Underwriter referred to in subsections (b) and (c) of Section 1 hereof and in Section 8 hereof: (a) statements in the second paragraph which relate to concessions and reallowances; (b) statements in the fourth paragraph which relate to the underwriting discounts and commissions; and (c) statements in the eighth paragraph regarding stabilization transactions.

        14.    Parties.    This Agreement is made solely for the benefit of the several Underwriters, the Company, any officer, director or controlling person referred to in Section 8 hereof, and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement. The term "successors and assigns," as used in this Agreement, shall not include any purchaser of any of the Securities from any of the Underwriters merely by reason of such purchase. The Company and each of the Selling Stockholders acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm's length contractual counterparty to the Company and the Selling Stockholders with respect to the offering of Securities (including in connection with determining the terms of the Offering) and not as a financial advisor, agent or fiduciary to the Company, the Selling Stockholders or any other person. Additionally, the Underwriters are not advising the Company, the Selling Stockholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and each of the Selling Stockholders has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company, the Selling Stockholders or any other person with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Stockholders.

        15.    Definition of "Business Day" and "Subsidiary".    For purposes of this Agreement, (a) "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) "Subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

        16.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law or conflict of laws principles thereof.

        17.    Counterparts.    This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

[signature page follows]

        Please confirm, by signing and returning to us counterparts of this Agreement, that you are acting on behalf of yourselves and the several Underwriters and that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

Very truly yours,
BARRETT BUSINESS SERVICES, INC.
By:	Name: William W. Sherertz Title: President, Chief Executive Officer and Chairman of the Board
NANCY B. SHERERTZ
By:	George C. Spencer, Attorney-in-Fact
WILLIAM W. SHERERTZ
Confirmed and accepted as of the date first above mentioned:
Roth Capital Partners, LLC The Seidler Companies Incorporated (As Representatives of the Several Underwriters Named in Schedule I hereto)
By:	ROTH CAPITAL PARTNERS, LLC
By:	Name: Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated                         , 2005

Underwriter	Number of Firm Securities to be Purchased
Roth Capital Partners, LLC
The Seidler Companies Incorporated
Total:	1,900,000

SCHEDULE II

Subsidiaries:
BBS I, LLC

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1,900,000 Shares (1) BARRETT BUSINESS SERVICES, INC. Common Stock UNDERWRITING AGREEMENT